Exhibit 10.41

EXECUTION VERSION

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification”) is entered into as of December 7, 2011 by and among (a) HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) (“Horizon”), HORIZON PHARMA, INC., a Delaware corporation (“Horizon Pharma”), HORIZON PHARMA (UK) LIMITED, a company registered under the laws of England and Wales with registration number 5819120, with its registered offices in the United Kingdom at c/o Arnold & Porter (UK) LLP, Tower 42, 24 Old Broad Street, London EC2N 1HQ (“Horizon UK”, and together with Horizon and Horizon Pharma, each a “Borrower” and, collectively, jointly and severally, the “Borrowers”), (b) the Lenders listed on the signature pages to the Loan Agreement referenced below or otherwise party thereto from time to time (the “Lenders”) and (c) OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as administrative agent for the Lenders, or any successor administrative agent (in such capacity, the “Administrative Agent”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrowers to Administrative Agent and Lenders, Borrowers are indebted to Administrative Agent and Lenders pursuant to a loan arrangement dated as of June 2, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 2, 2011, among Borrowers, Administrative Agent and Lenders, as amended by a Consent and First Loan Modification Agreement (the “First Loan Modification”) dated as of August 17, 2011 among Borrowers, Administrative Agent and Lenders and a Second Loan Modification Agreement (the “Second Loan Modification”) dated as of October 7, 2011 among Borrowers, Administrative Agent and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. Hereinafter, the Loan Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following sub-paragraph (g) in the definition of “Permitted Indebtedness” appearing in Section 15.1 of the Loan Agreement:

“(g) Indebtedness to SVB with respect to Borrowers’ credit card program and other cash management services provided that the amount of such Indebtedness shall at no time exceed $500,000;”

and inserting in lieu thereof the following:

“(g) (i) Indebtedness to SVB with respect to Borrowers’ credit card program and other cash management services provided that the amount of such Indebtedness shall at no time exceed $500,000 and (ii) unsecured Indebtedness to Wright Express Financial Services in respect of credit card obligations for gas purchases and/or vehicle maintenance in an aggregate amount outstanding not to exceed $120,000 at any time;”

2	The Loan Agreement shall be amended by deleting the following sub-paragraph (f)(iii) in the definition of “Permitted Investments” appearing in Section 15.1 of the Loan Agreement:

“(iii) provided no Event of Default has occurred and is continuing, Investments by Borrowers in Horizon AG and Horizon GmbH (including Investments constituting payments payable by any Credit Party to Horizon AG and Horizon GmbH pursuant to any Permitted License) solely to the extent required to finance the payment of operating expenses incurred by Horizon AG and Horizon GmbH in the ordinary course of business solely in connection with Horizon AG’s LODOTRA program provided that the amount of such Investments in any month shall not exceed 115% of the LODOTRA-related expenses for such month as set forth (A) for fiscal year 2011, in the schedule of 2011 LODOTRA-related expenses set forth on Schedule 15.3 hereof, where expenses include Cost of Goods (COGS), Quality Control/Research & Development, Sales and Marketing, and General and Administrative (G&A), and (B) for fiscal years 2012 and thereafter as set forth in Borrowers’ Annual Projections delivered to the Administrative Agent and the Lenders pursuant to Section 6.2(f); provided, that, to the extent in any month the actual amount of LODOTRA-related expenses incurred by Horizon AG and Horizon GmbH is less than the amount specified for such month on Schedule 15.3 or the applicable Annual Projections, the Borrowers may carry forward the unexpended budgeted amount for application in the following two (2) months and;”

and inserting in lieu thereof the following:

“(iii) provided no Event of Default has occurred and is continuing, Investments by Borrowers in Horizon AG and Horizon GmbH (including Investments constituting payments payable by any Credit Party to Horizon AG and Horizon GmbH pursuant to any Permitted License) solely to the extent required to finance (x) the payment of operating expenses incurred by Horizon AG and Horizon GmbH in the ordinary course of business solely in connection with Horizon AG’s LODOTRA program provided that the amount of such Investments in any month shall not exceed 115% of the LODOTRA-related expenses for such month as set forth (A) for fiscal year 2011, in the schedule of 2011 LODOTRA-related expenses set forth on Schedule 15.3 hereof, where expenses include Cost of Goods (COGS), Quality Control/Research & Development, Sales and Marketing, and General and Administrative (G&A), and (B) for fiscal years 2012 and thereafter as set forth in Borrowers’ Annual Projections delivered to the Administrative Agent and the Lenders pursuant to Section 6.2(f); provided, that, to the extent in any month the actual amount of LODOTRA-related expenses incurred by Horizon AG and Horizon GmbH is less than the amount specified for such month on Schedule 15.3 or the applicable Annual Projections, the Borrowers may carry forward the unexpended budgeted amount for application in the following two (2) months; and (y) the purchase of a LODOTRA inspection machine in the amount of €300,000 plus set up, calibration and maintenance costs of approximately €40,000 in the first year following such purchase, and annual maintenance costs thereafter of approximately €14,000 per year, in each case net of applicable taxes, and;”

4. FEES. Borrower shall reimburse Administrative Agent for all legal fees and expenses incurred in connection with this Loan Modification.

5. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Administrative Agent to enter into this Loan Modification, Borrowers hereby jointly and severally represent and warrant to Lenders and Administrative Agent as follows:

A. Immediately after giving effect to this Loan Modification (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

B. Borrowers have the power and due authority to execute and deliver this Loan Modification; and

C. Except as set forth in Borrowers’ 8-K filed with the SEC on August 2, 2011, the organizational documents of Borrowers delivered to Lenders and Administrative Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Other than (i) changes with respect to Borrower’s credit card accounts at Wright Express Financial Services as provided in the modifications set forth herein, (ii) changes with respect to Borrower’s deposit accounts at SVB as provided in the modifications set forth in the Second Loan Modification, and (iii) the entrance by Horizon into the Office Lease as described in the First Loan Modification, each Borrower (a) hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates, each dated as of June 2, 2011, as updated by those certain Perfection Certificates, each dated as of October 7, 2011, and as further updated by those certain Perfection Certificates, each dated as of the date hereof, by each Borrower (collectively, the “Perfection Certificate”) and delivered to Administrative Agent and Lenders, and (b) acknowledges, confirms and agrees the disclosures and information Borrowers provided to Administrative Agent and the Lenders in the Perfection Certificate have not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Each Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Administrative Agent and Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWERS. Each Borrower hereby acknowledges and agrees that such Borrower has no offsets, defenses, claims, or counterclaims against Administrative Agent and Lenders with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Administrative Agent and Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and such Borrower hereby RELEASES Administrative Agent and Lenders from any liability thereunder, except for any obligations remaining to be performed by Administrative Agent or Lenders under the Loan Agreement or Loan Documents.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Administrative Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Administrative Agent’s and Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification in no way shall obligate Administrative Agent and Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification shall constitute a satisfaction of the Obligations. It is the intention of Administrative Agent, Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Administrative Agent and Lenders in writing. No maker will be released by virtue of this Loan Modification.

11. COUNTERPARTS. This Loan Modification may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12. GOVERNING LAW. Section 13 of the Loan Agreement is hereby incorporated by reference in its entirety.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification to be executed as of the date first above written.

HORIZON PHARMA USA, INC.,
as Borrower

By	/s/ Robert De Vaere
Name:	Robert De Vaere
Title:	EVP & CFO

HORIZON PHARMA, INC., as Borrower

By	/s/ Robert De Vaere
Name:	Robert De Vaere
Title:	EVP & CFO

HORIZON PHARMA (UK) LIMITED, as Borrower

By	/s/ Robert De Vaere
Name:	Robert De Vaere
Title:	Director

OXFORD FINANCE LLC, as Lender

By	/s/ John G. Henderson
Name:	John G. Hendersen
Title:	Vice President & General Counsel

SILICON VALLEY BANK,
as Lender

By	/s/ Kristen Parsons
Name:	Kristen Parsons
Title:	Deal Team Leader

OXFORD FINANCE LLC,
as Administrative Agent

By	/s/ John G. Henderson
Name:	John G. Hendersen
Title:	Vice President & General Counsel

[signature page to Third Loan Modification]